                                                                    Exhibit 99.4

                              SANDBURST CORPORATION
                            STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT ____________________, (the "EMPLOYEE") has been awarded under the Sandburst Corporation 2000 Stock Option and Stock Incentive Plan (the "PLAN"), stock options (each, an "OPTION" or collectively, the "OPTIONS") to purchase ______ shares of Common Stock, par value $0.001 per share ("COMMON STOCK") of Sandburst Corporation, a Delaware corporation (the "COMPANY"), at a price of $_____ per share (the "EXERCISE PRICE"). This Certificate constitutes part of and is subject to the terms and provisions of the attached Stock Option Agreement (the "AGREEMENT"), which is incorporated by reference herein.

Grant Date: ____________________

Vest From Date: ________________

Initial Vesting Date: __________

Expiration Date: _______________

Vesting Schedule: ______________

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this _____ day of _______________, 20__.

                                        SANDBURST CORPORATION


                                        By:
                                            ------------------------------------

The undersigned hereby acknowledge that he/she has carefully read the attached Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                        EMPLOYEE

                                        Date:
                                              ----------------------------------

                              SANDBURST CORPORATION
                             STOCK OPTION AGREEMENT

        ALL OF THE TERMS OF THIS AGREEMENT AND THE INFORMATION HEREIN ARE
                                  CONFIDENTIAL.

                          Specific Terms of the Option

Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Sandburst Corporation 2000 Stock Option and Stock Incentive Plan (the "Plan"), Sandburst Corporation, a Delaware corporation (the "Company," which term shall include, unless the context otherwise clearly requires, all Subsidiaries of the Company), hereby grants the following option (the "Option") to purchase shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company as indicated on the Certificate of Stock Option Grant on the AST Stock Plan website (the "certificate").

The Option shall expire on the date specified on the Certificate unless sooner terminated pursuant to the terms of this Agreement and shall vest in accordance with the schedule set forth on the Certificate. As Common Stock subject to the Option vests pursuant to such schedule, the Option may be exercised at any time and from time to time for all or any portion of such vested Common Stock.

Notwithstanding anything to the contrary contained in this Agreement or the Plan, effective immediately prior to an Applicable Event (as defined in Section 9 of the Plan), the foregoing vesting schedule shall be amended such that the final date of vesting shall be accelerated by a period of twelve (12) months and the monthly vesting amount and monthly vesting percentage shall be increased such that the then unvested Options thereafter vest in equal monthly increments during the period up to the accelerated final vesting date.

1. Exercise Price and Further Conditions. This Option may be exercised at the exercise price per share of Common Stock set forth in Section 5 on the first page hereof, subject to adjustment as provided herein and in the Plan. Pursuant to Section 11 of the Plan, the exercise of this Option may also be conditioned on the Optionee's execution of a Shareholders Agreement in the form provided to him by the Compensation Committee.

     (a) Right of First Refusal of Agreement. Employee hereby agrees in connection with his receipt of the Securities to execute a Right of First Refusal Agreement in favor of the Company in the event of any proposed transfer of the Securities.

2. Term and Exercisability of Option. This Option shall expire on the date determined pursuant to Section 6 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Sections 7, 8 and 9 hereof. If before this Option has been exercised in full, the Optionee ceases to be an employee of or provide services for the Company or a subsidiary, for any reason other than a termination for a reason specified in Section 10 of the Plan, the Optionee may exercise this

Option to the extent that he or she might have exercised it on the date of termination of his or her employment, but only during the period ending on the earlier of (a) the date on which the Option expires in accordance with Section 6 hereof or (b) 90 days after the date of termination of the Optionee's employment with the Company or a subsidiary, or of his provision of services to the Company or a subsidiary. However, if the Optionee dies before the date of expiration of this Option and while in the employ of or during the course of providing services, for the Company or a subsidiary or during the 90-day period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3) of the Code) the Option shall remain exercisable until the earlier of its date of expiration in accordance with Section 6 of the first page hereof or one year from the date of such death or retirement. If the Optionee dies before this Option has been exercised in full, the executor, administrator or personal representative of the estate of the Optionee may exercise this Option as set forth in the preceding sentence.

3. Method of Exercise. To the extent that the right to purchase shares of Common Stock is exercisable hereunder, this Option may be exercised from time to time by notice acceptable to the Company substantially in the form known as the Cash Letter of Authorization available from the AST StockPlan website stating the number of shares with respect to which this Option is being exercised and accompanied by payment in full of the exercise price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with
Section 5 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the exercise price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 5 of the Plan, (a) in whole or in part in shares of Common Stock of the Company or (b), if acceptable to the Compensation Committee at the time of exercise, in part by delivery of a promissory note of the Optionee the form is available from the AST StockPlan website; provided, however, that the Board reserves the right upon receipt of any notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

4. Nonassignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the life of the Optionee, this Option shall be exercisable only by him or her.

5. Confidentiality. The Optionee hereby agrees that the entire contents of this Agreement is confidential at all times, and that the Option's exercisability is conditioned on his compliance with this covenant.

6. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter (Exhibit A) satisfactory to the Company and its counsel.

The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

7. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 14 hereof.

8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as required or permitted by Section 9 of the Plan.

9. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Common Stock or may withhold from the shares of Common Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

10. Notice of Disqualifying Disposition. If this Option is an incentive stock option, the Optionee agrees to notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (i) the second anniversary of the date of grant of the Option and (ii) the first anniversary of the date the shares were issued upon his exercise of the Option.

11. Termination or Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

12. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or retain in its employ, or continue its involvement with, the Optionee.

13. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this Option by executing this Agreement and returning it to the Company within thirty days after its delivery to him, the Option and this Agreement shall, in the discretion of the Company, be null and void.

14. General Provisions.

     (a) Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not adversely affect the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

     (b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

     (c) Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

     (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Delaware (other than the law governing conflict of law questions) except to the extent the laws of any other jurisdiction are mandatorily applicable.

     (e) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

     To the Optionee: To his or her address as listed on the books of the
                      Company

     To the Company:  Sandburst Corporation
                      600 Federal Street
                      Second Floor
                      Andover, Massachusetts 01810
                      Attention: Stock Plan Administrator and

     With a copy to:  Testa, Hurwitz, & Thibeault LLP
                      125 High St
                      Boston, MA 02110

                              SANDBURST CORPORATION

                             STOCK OPTION AGREEMENT

          ALL OF THE TERMS OF THIS AGREEMENT AND THE INFORMATION HEREIN
                                ARE CONFIDENTIAL.

                          Specific Terms of the Option

Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Sandburst Corporation 2000 Stock Option and Stock Incentive Plan (the "Plan"), Sandburst Corporation, a Delaware corporation (the "Company," which term shall include, unless the context otherwise clearly requires, all Subsidiaries of the Company), hereby grants the following option (the "Option") to purchase shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company as indicated on the Certificate of Stock Option Grant on the AST Stock Plan website (the "certificate").

The Option shall expire on the date specified on the Certificate unless sooner terminated pursuant to the terms of this Agreement and shall vest in accordance with the schedule set forth on the Certificate. As Common Stock subject to the Option vests pursuant to such schedule, the Option may be exercised at any time and from time to time for all or any portion of such vested Common Stock.

Notwithstanding the foregoing, effective immediately prior to an "Acquisition" as defined below and so long as the Employee's involvement with Company has not been terminated and his Securities shall not be subject to forfeiture, the foregoing vesting schedule shall be amended such that the final date of vesting shall be accelerated by a period of twelve (12) months and the monthly vesting amount and monthly vesting percentage shall be increased such that the then Unvested Securities thereafter vest in equal monthly increments during the period up to the accelerated final vesting date.

In addition to the foregoing, in the event that the Employee is employed by the Company immediately prior to the consummation of an Acquisition and is terminated without "cause" (as defined below) or terminates his or her own employment "for good reason" (as defined below) following the consummation of the Acquisition, then to the extent that the Cumulative Vested Percentage of Securities of the Employee under this Agreement is less than one hundred percent (100%) on the day immediately prior to the date of such termination ( the "Acceleration Date"), then in such event the vesting of the remaining Unvested Securities of the Employee shall be accelerated such that the Cumulative Vested Percentage of Securities of he Employee as of the Acceleration Date is one hundred percent (100%) and the Company's repurchase option under Section 2.2 shall immediately lapse with respect to the Unvested Securities the vesting of which has been so accelerated.

As defined in the Plan, an "Acquisition" shall mean: (i) any merger, consolidation or purchase of outstanding capital stock of the Company after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (ii) any sale of all or substantially all of the assets of the Company (other than a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Board.

"Good Reason" shall mean, without the Employee's express written consent, (i) termination for redundancy due to an Acquisition; (ii) any significant reduction in the Employee's base annual salary as in effect immediately preceding an Acquisition or as the same may be increased from time to time or failure to continue coverage of the Employee in any material respect under any compensation or benefit plan made available to similarly situated employees of the acquiring party; (iii) a requirement that the location in which the Employee performs his principal duties for the Company be changed to a new location that is outside a radius of 50 miles from the Employee's principal business address immediately preceding an Acquisition; (iv) a substantial change in the nature or scope of the authority, powers, functions, responsibilities, or duties of the employee from those attached to the position with the Company which the employee held immediately prior to the Acquisition, provided, however, a mere change in the Employee's title shall not in and of itself constitute "Good Reason."

"Cause" shall mean conduct involving one or more of the following: (i) disloyalty, gross negligence, willful misconduct, fraud or breach of fiduciary duty to the company; (ii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results or can reasonably be expected to result in any material respect in direct or indirect loss, damage or injury to the Company; (iii) willful failure to carry out a lawful directive of the President or Board of Directors of the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the company or breach of any confidentiality, inventions, or similar agreement with Company to which the employee is a party; or (v) breach of any nonsolicitation or noncompetition agreement to which the Employee is party.

1. Exercise Price and Further Conditions. This Option may be exercised at the exercise price per share of Common Stock set forth in Section 5 on the first page hereof, subject to adjustment as provided herein and in the Plan. Pursuant to Section 11 of the Plan, the exercise of this Option may also be conditioned on the Optionee's execution of a Shareholders Agreement in the form provided to him by the Compensation Committee.

     (A) RIGHT OF FIRST REFUSAL OF AGREEMENT.

     Employee hereby agrees in connection with his receipt of the Securities to execute a Right of First Refusal Agreement in favor of the Company in the event of any proposed transfer of the Securities.

2. Term and Exercisability of Option. This Option shall expire on the date determined pursuant to Section 6 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Sections 7, 8 and 9 hereof. If before this Option has been exercised in full, the Optionee ceases to be an employee of or provide services for the Company or a subsidiary, for any reason other than a termination for a reason specified in Section 10 of the Plan, the Optionee may exercise this Option to the extent that he or she might have exercised it on the date of termination of his or her employment, but only during the period ending on the earlier of (a) the date on which the Option expires in accordance with
Section 6 hereof or (b) 90 days after the date of termination of the Optionee's employment with the Company or a subsidiary, or of his provision of services to the Company or a subsidiary. However, if the Optionee dies before the date of expiration of this Option and while in the employ of or during the course of providing services, for the Company or a subsidiary or during the 90-day period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3)) of the Code the Option shall remain exercisable until the earlier of its date of expiration in accordance with Section 6 of the first page hereof or one year from the date of such death or retirement. If the Optionee dies before this Option has been exercised in full, the executor, administrator or personal representative of the estate of the Optionee may exercise this Option as set forth in the preceding sentence.

3. Method of Exercise. To the extent that the right to purchase shares of Common Stock is exercisable hereunder, this Option may be exercised from time to time by notice acceptable to the Company substantially in the form known as the Cash Letter of Authorization available from the AST StockPlan website stating the number of shares with respect to which this Option is being exercised and accompanied by payment in full of the exercise price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with
Section 5 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the exercise price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 5 of the Plan, (a) in whole or in part in shares of Common Stock of the Company or (b), if acceptable to the Compensation Committee at the time of exercise, in part by delivery of a promissory note of the Optionee the form is available from the AST StockPlan website; provided, however, that the Board reserves the right upon receipt of any notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

4. Nonassignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the life of the Optionee, this Option shall be exercisable only by him or her.

5. Confidentiality. The Optionee hereby agrees that the entire contents of this Agreement is confidential at all times, and that the Option's exercisability is conditioned on his compliance with this covenant.

6. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter (Exhibit A) satisfactory to the Company and its counsel.

The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

7. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 14 hereof.

8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as required or permitted by Section 9 of the Plan.

9. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Common Stock or may withhold from the shares of Common Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

10. Notice of Disqualifying Disposition. If this Option is an incentive stock option, the Optionee agrees to notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (i) the second anniversary of the date of grant of the Option and (ii) the first anniversary of the date the shares were issued upon his exercise of the Option.

11. Termination or Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

12. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or retain in its employ, or continue its involvement with, the Optionee.

13. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this Option by executing this Agreement and returning it to the Company within thirty days after its delivery to him, the Option and this Agreement shall, in the discretion of the Company, be null and void.

14. GENERAL PROVISIONS.

     (A) AMENDMENT; WAIVERS. THIS AGREEMENT, INCLUDING THE PLAN, CONTAINS THE FULL AND COMPLETE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO AS TO THE SUBJECT MATTER HEREOF AND, EXCEPT AS OTHERWISE PERMITTED BY THE EXPRESS TERMS OF THE PLAN AND THIS AGREEMENT, IT MAY NOT BE MODIFIED OR AMENDED, NOR MAY ANY PROVISION HEREOF BE WAIVED, EXCEPT BY A FURTHER WRITTEN AGREEMENT DULY SIGNED BY EACH OF THE PARTIES; PROVIDED, HOWEVER, THAT A MODIFICATION OR AMENDMENT THAT DOES NOT ADVERSELY AFFECT THE RIGHTS OF THE OPTIONEE HEREUNDER, AS THEY MAY EXIST IMMEDIATELY BEFORE THE EFFECTIVE DATE OF THE MODIFICATION OR AMENDMENT, SHALL BE EFFECTIVE UPON WRITTEN NOTICE OF ITS PROVISIONS TO THE OPTIONEE. THE WAIVER BY EITHER OF THE PARTIES HERETO OF ANY PROVISION HEREOF IN ANY INSTANCE SHALL NOT OPERATE AS A WAIVER OF ANY OTHER PROVISION HEREOF OR IN ANY OTHER INSTANCE.

     (B) BINDING EFFECT. THIS AGREEMENT SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE PARTIES HERETO AND, TO THE EXTENT PROVIDED HEREIN AND IN THE PLAN, THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS,
     REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

     (C) CONSTRUCTION. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE TERMS OF THE PLAN. IN CASE OF ANY CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN SHALL CONTROL. THE TITLES OF THE SECTIONS OF THIS AGREEMENT ARE INCLUDED FOR CONVENIENCE ONLY AND SHALL NOT BE CONSTRUED AS MODIFYING OR AFFECTING THEIR PROVISIONS. THE MASCULINE GENDER SHALL INCLUDE BOTH SEXES; THE SINGULAR SHALL INCLUDE THE PLURAL AND THE PLURAL THE SINGULAR UNLESS THE CONTEXT OTHERWISE REQUIRES. CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN.

     (D) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF DELAWARE (OTHER THAN THE LAW GOVERNING CONFLICT OF LAW QUESTIONS) EXCEPT TO THE EXTENT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

     (E) NOTICES. ANY NOTICE IN CONNECTION WITH THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN PROPERLY DELIVERED IF IT IS IN WRITING AND IS DELIVERED BY HAND OR FACSIMILE OR SENT BY REGISTERED MAIL TO THE PARTY ADDRESSED AS FOLLOWS, UNLESS ANOTHER ADDRESS HAS BEEN SUBSTITUTED BY NOTICE SO GIVEN:

To the Optionee: To his or her address as listed on the books of the
                 Company

To the Company:  Sandburst Corporation
                 600 Federal Street
                 Second Floor
                 Andover, Massachusetts 01810
                 Attention: Stock Plan Administrator and

with a copy to:  Testa, Hurwitz, & Thibeault LLP
                 125 High St
                 Boston, MA 02110